UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THIS FILING INCLUDES A QUESTION AND ANSWER THAT WILL BE DISTRIBUTED TO EMPLOYEES OF ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. (“ALLSCRIPTS”) REGARDING ALLSCRIPTS’ EQUITY AWARDS AND THE IMPACT OF THE PENDING TRANSACTIONS WITH MISYS PLC AND MISYS HEALTHCARE SYSTEMS, LLC THEREON, IN ADDITION TO CERTAIN OTHER MATTERS.

Equity Awards — Q&A

•	Restricted Stock Grants—past and pending:

•	Q: Will Allscripts restricted stock and restricted stock units become fully vested in connection with the transaction with Misys plc?

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A: This answer depends upon when the grant occurred. The transactions with Misys plc will result in a change of control of Allscripts as defined in our stock-based incentive award agreements. You will need to refer to the terms of your stock award agreements (and the plans) but generally the answer is that, except for grants authorized after February 2008, the transactions will result in the full vesting of restricted stock and restricted stock units:

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Restricted stock granted prior to March 2008 and currently outstanding will be eligible for the special cash dividend. In accordance with restricted stock award agreements, restricted stock will vest upon a change of control that will be triggered by the closing of the transactions.

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Restricted stock unit granted prior to March 2008 will fully vest as of the record date for the special cash dividend. As a result, the shares being issued in settlement of these restricted stock units will be eligible for the special cash dividend.

•	Restricted stock unit grants made effective between March 2008 and today: subject to accelerated vesting upon a change of control

•	50% on 1st anniversary of grant date; 50% on 2nd anniversary of grant date; must be employed with Allscripts for vesting to occur

•	Will NOT be eligible for the special cash dividend

•	Will NOT be adjusted to increase the number of shares subject to the grant.

•	Q: Will Top Grade grants given in September be on an accelerated vesting schedule, or will they, and any grants after that, go back to a normal 4-year vesting?

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A: Future Top Grade grants are expected to be on a standard 4 year graduated vesting schedule, and will therefore not be subject to accelerated vesting in connection with the transactions with Misys plc.

•	Employee Stock Purchase Plan

•	Q: Are ESPP shares fully vested shares?

•	A: Yes. Shares purchased through the Employee Stock Purchase Program are fully vested on the date of issuance and, therefore, are not subject to any vesting restrictions.

•	Q: How will the transaction affect the Allscripts stock I currently own through the employee purchase program?

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A: The transaction will not affect the shares of Allscripts stock you now own, including stock purchased through the employee purchase program, which will remain outstanding after completion of the transaction and will participate in the special dividend.

•	Stock Options

•	Q: I was going to exercise options that expire September 2008 and not sell the option shares. Can I still do that?

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A: There is no restriction on the exercise of options. With respect to the sales of stock, all of our insider trading and other policies and guidelines will continue to apply during the pendency of and after the transaction.

•	Q: Do I have to exercise my options in order to receive the special cash dividend?

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A: Yes. Options must be exercised prior to the close of business on the record date for the special cash dividend in order to receive that dividend. Option holders who do not exercise their options will not lose the options; instead, options will be adjusted to reflect the special cash dividend by a formula described below.

•	Q: If an employee has unexercised already vested options and the exercise price is higher than the price of the stock at the signing or closing, do you lose the options?

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A: No. The price of our stock at signing or closing does not impact an employee’s ability to exercise options and will not result in an employee losing options. If an employee’s option exercise price is higher than our stock price at closing, such employee will not lose options and can continue to hold them.

•	Q: How do you anticipate the options being adjusted?

•	A: The Allscripts Compensation Committee has determined that options that are not exercised prior to the record date for the special cash dividend will be adjusted as follows:

1. The number of shares subject to an option will be adjusted by multiplying that number by a fraction, the numerator of which is the Pre-Dividend Share Price and the denominator of which is the Post-Dividend Share Price.

2. The exercise price will be adjusted by multiplying the current exercise price by a fraction, the numerator of which is the Post-Dividend Share Price and the denominator of which is the Pre-Dividend Share Price.

3. The Pre-Dividend Share Price will be the closing market price of Allscripts shares on the record date for the special cash dividend. The Post-Dividend Share Price will be the Pre-Dividend Share Price minus the per share amount of the special cash dividend.

4. As an illustration, a holder has an option to purchase 10,000 shares with an exercise price of $6 per share; the Pre-Dividend Share Price is $15; the per share amount of the special cash dividend is $5; and the Post-Dividend Share Price is $10. If the option in this illustration is not exercised by the close of business on the record date for the special cash dividend, the option will be adjusted so that it is an option to purchase 15,000 shares (10,000 x 1.500) and the exercise price will be $4 per share ($6 x .667).

•	Special Cash Dividend

•	Q: How are people affected who have stock certificates in their possession, and not with a broker, with regard to the special cash dividend associated with the transactions with Misys plc?

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A: All shareholders will receive the special cash dividend in respect of shares of Allscripts common stock held as of the close of business on the record date for the special cash dividend, and will not have to do anything to receive this dividend.

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Q: Should we choose to sell a portion of the restricted shares to cover the tax due upon vesting (either in the market or through withholding by Allscripts), will the special cash dividend be paid in respect of the vested shares being sold or withheld by Allscripts? For example, if I have 500 shares that will vest upon completion of the transactions and I have to sell 100 shares to cover the taxes on these shares, would I be paid dividends on the full 500 shares or on the remaining 400 shares?

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A: Any shares of Allscripts common stock outstanding as of the close of business on the record date for the special cash dividend will be entitled to receive the dividend. However, any of these shares that, upon vesting, are sold in the market to cover withholding taxes (i.e., 100 shares) will carry the right to the special cash dividend. As a result, holders will NOT receive the special cash dividend on these shares (i.e., 100 shares). Similarly, if shares are withheld by Allscripts to cover withholding taxes, holders will NOT receive the special cash dividend on those shares (i.e., 100 shares).

•	Q: Some of us have Allscripts stock in a Roth IRA. Will the special dividend for those shares be deposited in the Roth accounts, thus avoiding tax consequences?

•	A: Yes.

•	Q: If stocks are in an IRA (as in a Roth) and not held by the employee will the dividend be transmitted to the IRA directly?

•	A: Yes.

•	Q: Are these qualified or non-qualified dividends?

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A: To the extent of Allscripts’ current and accumulated earnings and profits, the special cash dividend should be eligible for treatment as “qualified dividend income” with respect to U.S. individual and certain other non-corporate stockholders, provided that certain holding period requirements and other conditions are met. Payments received “in lieu of” the special cash dividend from stock lending transactions will not be eligible for treatment as qualified dividend income.

•	Q: Do you feel that the amount of the per share special cash dividend is already built into our price?

•	A: We do expect that the Allscripts stock price will adjust to reflect the payment of the special cash dividend.

•	Q: When will the dividend be paid?

•	A: The dividend will be paid on the fifth business day following the closing date of the transactions with Misys plc.

•	Q: Do I have to do anything to receive my dividend for shares that I own or that become fully vested upon consummation of the transactions with Misys plc?

•	A: No. Dividend recipients will not have to do anything to receive their dividends.

•	Blackout Period

•	Q: What is the next time we will be in an “open window” for trading?

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A: We expect to be in an “open window” for trading between August 8, 2008 (i.e., the third business day following our second quarter earnings release) and September 15, 2008 (fifteen days prior to the end of our third quarter).

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Q: If the deal closes during a blackout period, will there be an opportunity for option holders to exercise options by having Allscripts withhold shares subject to the option in an amount equal to the exercise price of the option?

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A: We intend to circulate documents that will allow holders of non-qualified options to elect to withhold shares subject to the option to pay the exercise price and withholding taxes. Similarly, holders of restricted stock and restricted stock units will be permitted to elect to withhold shares subject to the grant to pay withholding taxes.

•	Q: Will the next town meeting occur before the next blackout period begins?

•	A: We expect to have another town meeting prior to the beginning of the next blackout period.

•	Q: Can we sell and buy Allscripts stock now and for the next few months?

•	A: All of our insider trading and other policies and guidelines will continue to apply during the pendency of and after the transaction.

•	Tax Consequences and Timing

•	Q: Will there be withholding on the special cash dividend paid to employees holding shares of Allscripts common stock?

•	A: We will not deduct any taxes for the special cash dividend. Taxes associated with the dividend will be your responsibility.

•	Q: How will we satisfy the vesting tax liability for those shares that become fully vested in connection with the consummation of the deal?

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A: The tax liability will need to be satisfied either (i) by share withholding of shares that would otherwise vest or (ii) by assigning such portion of the special cash dividend that is required to cover taxes to Allscripts and remitting any additional amounts owed or (iii) by a cash payment to Allscripts.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving a subsidiary of Allscripts and Misys Healthcare Systems, LLC (“MHS”), a wholly owned subsidiary of Misys plc (“Misys”). In connection with this proposed transaction, Allscripts has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement. On August 22, 2008, Allscripts mailed the definitive proxy statement and proxy card to its stockholders of record as of August 15, 2008. BEFORE MAKING ANY DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME

AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and security holders can obtain copies of Allscripts’ materials (and all other offer documents filed with the SEC) when available, at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to Allscripts at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, Attention: Lee Shapiro, Secretary. Investors and security holders may also read and copy any reports, statements and other information filed by Allscripts with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Allscripts’ directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the stockholders of Allscripts in favor of the proposed transaction. Information about Allscripts, its directors and its executive officers, and their ownership of Allscripts’ securities, is set forth in its definitive proxy statement for the 2008 Annual Meeting of Stockholders, which was filed with the SEC on August 21, 2008.

Forward-looking Statements

This communication contains forward-looking statements. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “should”, “seeks”, “future”, continue”, or the negative of such terms, or other comparable terminology. Such statements include, but are not limited to, statements about the expected benefits of the transaction involving Allscripts, MHS and Misys, including potential synergies and cost savings, future financial and operating results, and the combined company’s plans and objectives. In addition, statements made in this communication about anticipated financial results, future operational improvements and results or regulatory approvals are also forward-looking statements. Such forward-looking statements are subject to numerous risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, development, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Allscripts, Misys or MHS and others following announcement of entering into the merger agreement; (3) the inability to complete the proposed transaction due to the failure to obtain stockholder or shareholder approval or the failure of any party to satisfy other conditions to completion of the proposed transaction, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required regulatory approvals; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond Allscripts’, Misys’ and MHS’ ability to control or predict. Allscripts can give no assurance that any of the transactions related to the merger will be completed or that the conditions to the merger will be satisfied. Allscripts undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Allscripts is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.